As Filed with the Securities and Exchange Commission on August 9, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of Registrant as Specified in its Charter)

Delaware	35-1811116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2780 Waterfront Parkway East Drive, Suite 200
Indianapolis, Indiana 46214
(Address of Principal Executive Officers)

Calumet GP, LLC Amended and Restated Long-Term Incentive Plan
(As Amended and Restated Effective December 10, 2015)
(Full title of the plan)

D. West Griffin
2780 Waterfront Parkway East Drive, Suite 200
Indianapolis, Indiana 46214
317-328-5660
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Gillian A. Hobson
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
(713) 758-222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Proposed Maximum Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Amount of Aggregate Offering Price (2)	Registration Fee (2)
Common Units representing limited partner interests	2,000,000	$7.63	$15,260,000	$1,900

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional common units which become issuable under the anti-dilution provision of the plan being registered pursuant to this registration statement by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding common units.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices reported on the Nasdaq Global Select Market on August 8, 2018 ($7.63 per unit).

EXPLANATORY NOTE
This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 2,000,000 additional common units representing limited partner interests in Calumet Specialty Products Partners, L.P. (the “Registrant”) that may be issued under the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended from time to time (the “Plan”). The contents of the Registrant’s Registration Statements on Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2015 (File No. 333-208511), November 16, 2006 (File No. 333-138767) and on February 28, 2013 (File No. 333-186961) are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018;

•	The Registrant’s Current Reports on Form 8-K and/or Form 8-K/A filed with the Commission on January 4, 2018, March 1, 2018, March 8, 2018, March 19, 2018 and May 15, 2018; and

•
The description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 18, 2006 (File No. 000-51734) and any subsequent amendment thereto filed for the purpose of updating such description.

In addition, except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01 or Item 9.01 of any Current Report on Form 8-K or included as an exhibit), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification.
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Pursuant to that certain Employment, Confidentiality, And Non-Compete Agreement between Timothy Go and Calumet GP, LLC dated as of September 14, 2015, Calumet GP, LLC, the Registrant, any Affiliate of the Registrant or the Registrant, or any other entity at the request of Calumet GP, LLC, Mr. Go shall be indemnified and held harmless by Calumet GP, LLC, to the maximum extent permitted under applicable law, from and against any and all liabilities, costs, claims and expenses, including any and all costs and expenses incurred in defense of any action, suit, or proceeding.
Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Specialty Products Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, in the State of Indiana, on August 9, 2018.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

by:	Calumet GP, LLC, its general partner

By:	/s/ D. West Griffin
Name:	D. West Griffin
Title:	Executive Vice President, Chief Financial Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above and below hereby constitutes and appoints Timothy Go and D. West Griffin, each with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to the Registration Statement and any additional registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Commission, and any national exchange or self-regulatory agency, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, or any of them or their substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such director or officer might or could do and perform in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their substitutes or substitute, may lawfully do or cause be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on August 9, 2018.

Signature	Title

/s/ Timothy Go	Chief Executive Officer of Calumet GP, LLC (Principal Executive Officer)
Timothy Go

/s/ D. West Griffin	Executive Vice President and Chief Financial Officer of Calumet GP, LLC (Principal Financial Officer)
D. West Griffin

/s/ Christopher H. Bohnert	Chief Accounting Officer of Calumet GP, LLC (Principal Accounting Officer)
Christopher H. Bohnert

/s/ Fred M. Fehsenfeld, Jr.	Chairman of the Board of Calumet GP, LLC
Fred M. Fehsenfeld, Jr.

/s/ F. William Grube	Executive Vice Chairman of the Board of Calumet GP, LLC
F. William Grube

/s/ James S. Carter	Director of Calumet GP, LLC
James S. Carter

/s/ Robert E. Funk	Director of Calumet GP, LLC
Robert E. Funk

/s/ Stephen P. Mawer	Director of Calumet GP, LLC
Stephen P. Mawer

/s/ Amy M. Schumacher	Director of Calumet GP, LLC
Amy M. Schumacher

/s/ Daniel J. Sajkowski	Director of Calumet GP, LLC
Daniel J. Sajkowski

INDEX TO EXHIBITS

No.	Description
4.1
Amended and Restated Long-Term Incentive Plan (as amended and restated effective December 10, 2015) (incorporated by reference to Exhibit 10.1 within the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2015 (File No. 000-51734)).

4.2
First Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

4.3
Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 11, 2006 (File No. 000-51734)).

4.4
Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 18, 2008 (File No. 000-51734)).

4.5
Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 4, 2018 (File No. 000-51734)).

4.6	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 28, 2009 (File No. 000-51734)).

4.7	Form of Unit Option Grant (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on November 16, 2005 (File No. 333-128880)).

4.8
Form of Award Agreement (incorporated by reference to Exhibit 10.4 (included as an attachment to Exhibit 10.3) to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2017 (File No. 000-51734)).

4.9
First Amendment to the Form of Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on December 28, 2017 (File No. 000-51734)).

4.10
Indenture, dated November 26, 2013, by and among the Registrant, Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2013 (File No. 000-51734)).

4.11
Indenture, dated March 31, 2014, by and among the Registrant, Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2014 (File No. 000-51734)).

4.12
Indenture, dated March 27, 2015, by and among the Registrant, Calumet Finance Corp., Calumet GP, LLC, certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2015 (File No. 000- 51734)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Eide Bailly LLP.

23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.